UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2022
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T-Rex Avenue, Suite 120, Boca Raton, FL 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.75% Notes due 2024	NEWTL	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.      Submission of Matters to a Vote of Security Holders.

SPECIAL MEETING: The Special Meeting of Shareholders (the “Special Meeting”) of Newtek Business Services Corp. (the “Company” or the “Registrant”) was held on June 1, 2022. The proposals considered at the Special Meeting are described in detail in the Registrant’s definitive proxy statement for the Special Meeting as filed with the Securities and Exchange Commission on May 2, 2022 (the “Special Meeting Proxy”). At the Special Meeting, the Registrant’s shareholders approved the proposals described in the Special Meeting Proxy. A total of 24,164,686 outstanding shares were entitled to vote at the Special Meeting. The tabulation of votes was:

Proposal 1: The Company’s shareholders approved a proposal to authorize the Company’s Board Of Directors to discontinue the Company’s election to be regulated under the investment company act of 1940, subject to certain regulatory approvals and other conditions described in the Special Meeting Proxy:

VOTES:

Votes For	Votes Against	Abstentions
10,967,111	1,039,876	322,547

Proposal 2: The Company’s shareholders approved a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies:

Votes For	Votes Against	Abstentions
11,177,820	872,366	279,348

Because there were no routine proposals presented at the meeting, there were no broker non-votes with respect to any of the proposals.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: June 1, 2022	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board